Exhibit 23.1




                CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 RightCHOICE Managed Care, Inc. of our report dated February 14, 1997 appearing in the 1996 Annual Report to Shareholders of RightCHOICE Managed Care, Inc., which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on such Annual Report Form 10-K.

     /s/ Price Waterhouse LLP
     PRICE WATERHOUSE LLP
     St. Louis, Missouri
     August 5, 1997